EXHIBIT 99.2

Spirit Airlines, Inc.

Fleet Plan as of February 6, 2023

	A319 CEO	A320 CEO	A320 NEO	A321 CEO	A321 NEO	Total
Total Aircraft Year-end 2022	31	64	69	30	—	194
1Q23	(5)	—	6	—	—	1
2Q23	(3)	—	4	—	1	2
3Q23	(3)	—	3	—	5	5
4Q23	(3)	—	3	—	4	4
Total Aircraft Year-end 2023 [1]	17	64	85	30	10	206
1Q24	(7)	—	5	—	2	—
2Q24	(2)	—	4	—	3	5
3Q24	(6)	—	2	—	6	2
4Q24	—	—	2	—	12	14
Total Aircraft Year-end 2024 [1]	2	64	98	30	33	227

Note:
(1) Based on Spirit's delivery assumptions, which may not tie to its contractual order book. Includes the exit of 29 A319 aircraft that are under contract to be sold. Does not include lease expirations.

Seat Configurations	
Aircraft Type	**Seats**
A319 CEO	145
A320 CEO/NEO	182/182
A321 CEO/NEO	228/235